Exhibit 99.(a)(41)

Project Celtic Board of Management The Hague, 4 June 2009 Strictly private & confidential JX 105 Q1 2008 1 Highly Confidential KPN00183853

Agenda Summary Situation overview Options going forward Valuation Process Recommendation Q1 2008 2 Highly Confidential KPN00183854

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Summary

- **Celtic performance to date is behind expectations**
  - Integration KGCS / TDC finalized, financial and shareholding performance lacking initial expectations
  - Strategy partly executed, strategic flexibility restricted by current listing, governance structure and share price
  - Value KPN stake diminished from ~$ 298 mn[1] (€ 214 mn[2]) to ~$ 54 mn[1] (€ 38 mn[2]) in the period 2007 to 2009

Redacted for Business Strategy Immunity

- **Buying remaining stake and delisting is considered an attractive option**
  - Enables implementation of optimal governance structure
  - Creates room for strategic flexibility through delisting and full ownership
  - Improves ability to capture potential upside

Redacted for Business Strategy Immunity

- **We ask the Management Board to authorize**
  - Preparation for a possible buy out of the remaining outstanding shares in Celtic
  - Notice to Supervisory Board regarding the possible buy-out
  - Note: any request for authority to proceed with a buy-out to be made at a later stage

1. Value 2007 based on share price 9 October 2007 of $ 7.82 times 51% of 74.8 mn shares outstanding; value 2008 based on share price 1 June 2008 of $ 1.34 times 56% of 71.2 shares outstanding
2. USD - EUR exchange rate of 0.71 as of 1 June 2009

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Agenda Summary Situation overview Options going forward Valuation Process Recommendation Q1 2008 4 Highly Confidential KPN00183856

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Profile Celtic

Activities

- Celtic is a carrier of international voice traffic, headquartered in Burlington, MA, USA
- Founded in 1996 and listed on the Nasdaq in 1999
- Celtic operates VoIP and TDM technology based platforms
- In 2007 Celtic was the number 2 world wide carrier in terms of traffic minutes
- Network spans over 100 countries and delivers approximately 2 bn minutes of international call termination per month
- Customers include KPN, AT&T, Verizon, Vodafone, China Mobile, China, Unicom, IDT, Qwest, Skype, Telefónica and Yahoo
- As of 31 December 2008 Celtic employed 372 people

Strategy

Create sustainable international carrier activities through:

- Exploiting scalable systems and processes enabling active role in continued industry consolidation
- Focusing on operational efficiency
  - Manage at finer granularity than typical incumbent players
  - Exploit advanced business analytics
- Building economies of scale
  - Become market share leader in multiple countries
  - Exploit low cost of operation and transmission through VoIP to create value in future acquisitions and outsourcing deals

Management team

- Ofer Gneezy, CEO and Chairman of the Board(*)
- Gordon VanderBrug, Executive Vice President(*)
- Richard Tennant, CFO
- Mark Flynn, Chief Legal Officer
- Paul Floyd, Global Products, Networks and Systems
- Edwin van Ierland, Sales and Purchase
- Ajay Joseph, CTO
- Tamah Rosker, HR

(*) executive director

Financials[1]

$ mn	2006PF	2007PF	2008A
Revenues	1,298.9	1,390.6	1,323.6
Growth		*7.1%*	*(4.8%)*
Gross profit	133.4	142.3	136.3
Margin	*10.3%*	*10.2%*	*10.3%*
Adjusted EBITDA[2]	52.5	52.3	42.3
Margin	*4.0%*	*3.8%*	*3.2%*
Adjusted EBITDA[2] - Capex	37.7	n.a.	26.3
% of revenue	*2.9%*	*n.a.*	*2.0%*

1. Source: 2006PF Volcano Supervisory Board presentation 14 June 2006, 2007PF and 2008A Celtic investor presentation 2008 results
2. EBITDA adjusted for merger related expenses, acquisition activity related expenses, option analysis expense, retroactive regulatory fees & other, purchase accounting adjustments and stock-based compensation expenses

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Profile Celtic (cont'd)

Share price


$
12
10
8
6
4
2
0
A
B
C
D
E
F
G
Jan-06
Jul-06
Jan-07
Jul-07
Jan-08
Jul-08
Jan-09
Celtic share price
Nasdaq (rebased)

Ownership[1]

	Name	Amount held (mn)	% held
1	KPN	40.1	56.3%
2	Singer Children Management	2.9	4.1%
3	Millenium Management	2.7	3.7%
4	Lampe, Conway & Co.	1.9	2.7%
5	Barclays Global Investors	1.5	2.1%
6	GMT Capital Corp	1.5	2.0%
7	Ofer Gneezy	1.4	2.0%
8	Paradigm Capital Management	1.2	1.6%
9	Dimensional Fund	0.9	1.3%
10	Bruce & Co Inc.	0.8	1.2%
	Rest	16.3	22.9%
	Total	71.2	100.0%

CEO Celtic

Milestones

A. Announcement transaction with KPN
B. Closing transaction with KPN
C. Dividend payment
D. Start share buy back 2008
E. Completion share buy back 2008
   - $ 15mn of common stock repurchased
   - KPN's share increased from 51% to 56%
F. Lehman bankruptcy
G. Closing price 1 June 2009: $ 1.34
   - Performance year-to-date: (5%)

Celtic - KPN transaction 2007

- Announcement date 21 June 2006 (A)
- Closing date 1 October 2007 (B)
- KPN obtained 40.1 mn (or 51%) new shares in Celtic for the consideration consisting of:
  - $ 55 mn cash payment
  - Contribution of 100% shares in KGCS
  - $ 21 mn cash on KPN GCS balance sheet
  - Framework services agreement with KGCS
  - License to use KPN's portfolio of patents
- Total value of the combination upon closing was $ 585 mn of which KPN share was $ 298 mn[2]

1. Source: Bloomberg, 22 May 2009
2. Based on a closing share price of $ 7.82 on 9 October 2007, post dividend payout of $113 million to non-KPN Celtic shareholders

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KPN00183858

Market developments Traffic volumes increasing and shifting to VoIP, traffic prices declining    Traffic trends – Modest growth in traditional minutes – VoIP share of global traffic is increasing Price trends – Steady price erosion of 5 - 10% per annum due to price competition Current conditions – Economic slowdown results in lower traffic volumes due to less long distance calls Outlook – International voice traffic is expected to grow in long-term with lower mid-term growth – Price erosion expected to continue – Revenue development not fully clear Q1 2008 7 Highly Confidential KPN00183859

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Market overview

International carrier market is fragmented, consolidation expected to continue bn minutes

Int. carrier market 2007



Verizon
31.1
9%
Celtic
28.1
8%
Tata
21.1
6%
DT
17.5
5%
Telecom Italia
16.8
5%
Orange
16.1
5%
IDT
14.9
4%
Belgacom
13.8
4%
BT
13.5
4%
Sprint
13.2
4%
C&W
10.6
3%
Telmex
9.5
3%
Other
134
40%

- **Currently the international carrier market is highly fragmented, consisting of**
  - Independent players
  - Traditional (incumbent) players
- **Success in international carrier voice business is becoming more dependent on**
  - Economies of scale
  - Efficient VoIP platforms
- **Several consolidations have taken place**
  - VSNL / Teleglobe / ITXC (2004/2005)
  - IDT / Net2phone (2006)
  - Belgacom / Swisscom (2005)
  - Celtic / KGCS (2007)
  - Celtic / TDC (2008)
- **Further consolidation is expected**
  - Implementing VoIP poses challenges to established carriers
  - Carrier business considered subscale and non-core by traditional players

Source: TeleGeography 2009

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Operational performance Celtic Decreasing volume partly offset by margin increase in latest quarter  Celtic has not been able to benefit from increase in international traffic volume One time increase in minutes in Q2 ‘08 is caused by outsourcing deal with TDC Decline in minutes till Q4 ‘08 is mainly caused by apparent limited operational focus  Celtic’s average revenue per minute has been falling since Q3 ‘08 However, margin recovered in Q2 and Q3 ‘08 as the integration with KGCS appears to come together In Q1 ‘09 Celtic experienced a significant increase in margin due to a focus on more valuable minutes Q1 2008 9 Highly Confidential KPN00183861

Financial and share price performance Celtic Declining revenues and underperforming share price  Key performance metrics have deteriorated during last several quarters driven by price and volume declines One time revenue increase in Q2 ‘08 is caused by outsourcing deal with TDC EBITDA margin uplift visible since Q3 ‘08 due to focus on more valuable minutes  Overall market sentiment deteriorated since Q3 ‘08 after Lehman collapse Celtic has no (pure play) listed peers Selected network based communication service providers are included for illustrative purposes 1 EBITDA adjusted for merger related expenses, acquisition activity related expenses, option analysis expense, retroactive regulatory fees & other, purchase accounting, adjustments and stock-based compensation expenses Q1 2008 10 Highly Confidential KPN00183862

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Situation overview - recap

Situation pre 2007 Celtic – KPN transaction	• European carriers facing price pressure, scale required to operate sustainably at low cost • KPN's sub-scale operation necessitated exit or partnership to create sustainable position
Celtic – KPN transaction in 2007	• KPN contributed 100% of the international carrier business (KGCS) into Celtic • Celtic issued new shares to KPN representing 51% of fully diluted shares (now 56%) • 51% of shares represented value of $ 298 mn at closing
Plan post Celtic – KPN transaction	• Capture cost synergies offered by larger scale and operational efficiencies • Create tier 1 carrier through acquisitions, outsourcing deals and organic growth
Current status Celtic	• Integration KGCS / TDC finalized • Financial and operational performance lacking initial expectations • Strategy partly executed, strategic flexibility restricted by current governance structure, listing and low share price • 56% share holding represents market value of $ 54 mn[1] • Current situation seems unsustainable
Options going forward	• Buy remaining 44% shares • Sell current 56% stake • Keep stake (status quo)

1. Based on share price of $ 1.34 (1 June 2009)

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Agenda Summary Situation overview Options going forward Valuation Process Recommendation Q1 2008 12 Highly Confidential KPN00183864

Options going forward Buying remaining stake and delisting considered attractive option Pro’s Con’s Buy remaining 44% shares Strategic flexibility through full ownership and delisting Optimal governance structure and changes to management can be implemented Improves ability to capture potential upside Likely requires paying minority shareholders premium to current market price Additional investment required Time and effort for delisting process Relatively high transaction costs vs. anticipated deal size Sell current 56% stake Opportunity to realize premium to current market price No management focus required for managing / governing Celtic (commercial and operational relationship remains) Possible damage to reputation If sell for cash, lose opportunity to capture potential upside Loss of revenue (6.3% of total FY 2008) and EBITDA contribution Potential value loss through multiple difference between Celtic and KPN Keep stake (status quo) No further investment needed to acquire remaining stake Limited flexibility to improve business performance Continued management focus required Limited ability to capture potential upside Q1 2008 13 Highly Confidential KPN00183865

Redacted for Business Strategy Immunity Q1 2008 14 Highly Confidential KPN00183866

Redacted for Business Strategy Immunity Q1 2008 15 Highly Confidential KPN00183867

Agenda Summary Situation overview Options going forward Valuation Process Recommendation Q1 2008 16 Highly Confidential KPN00183868

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Indicative stand alone valuation

	Enterprise Value	Equity Value	Remarks	EV / EBITDA multiples 2008A	EV / EBITDA multiples 2009E
52 week high	$ 281 mn	$ 308 mn	52 week high of $ 4.32 per share (12 August 2008)	6.6x	6.8x
52 week low	$ 12 mn	$ 38 mn	52 week low of $ 0.54 per share (3 March 2009)	0.3x	0.3x
3 Mo Avg.	$ 39 mn	$ 65 mn	3 Month trading average of $ 0.91 per share	0.9x	0.9x
Current trading	$ 69 mn	$ 95 mn	Share price of $ 1.34 per share (1 June 2009)	1.6x	1.7x
Base case	$ 75 mn	$ 102 mn	Base case projections, implied share price of $ 1.43 per share	1.8x	1.8x
Jefferies target price	$ 64 mn	$ 105 mn	Target price of $ 1.25 per share (27 Jan 2009)	1.5x	1.5x

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Redacted for Business Strategy Immunity Q1 2008 18 Highly Confidential KPN00183870

Redacted for Business Strategy Immunity Q1 2008 19 Highly Confidential KPN00183871

Agenda Summary Situation overview Options going forward Valuation Process Recommendation Q1 2008 20 Highly Confidential KPN00183872

Redacted for Business Strategy Immunity Q1 2008 21 Highly Confidential KPN00183873

Redacted for Business Strategy Immunity Q1 2008 22 Highly Confidential KPN00183874

Summary Situation overview Options going forward Valuation Process Recommendation Q1 2008 23 Highly Confidential KPN00183875

Recommendation and next steps We recommend giving serious consideration to the buy option Next steps – Start preparation for possible tender offer and announcement of tender offer – Notice to Supervisory Board regarding the possible buy-out We ask the Management Board to authorize – Preparation for a possible buy-out for the remaining outstanding shares in Celtic – Notice to Supervisory Board regarding the possible buy-out – Note: any request for authority to proceed with a buy-out to be made at a later stage Q1 2008 24 Highly Confidential KPN00183876

[kpn logo]

Appendix

Q1 2008                                                                                                                                                  25

Highly Confidential                                                                                                                             KPN00183877

Base case financials and valuation(1) ($mn) 2004PF 2005PF 2006PF 2007PF 2008A 2009E 2010E 2011E 2012E 2013E 2014E 2015E Revenue 994.2 1,140.6 1,298.9 1,390.6 1,323.6 1,015.5 1,023.2 1,037.4 1,053.0 1,070.8 1,089.0 1,107.5 Growth 14.7% 13.9% 7.1% (4.8%) (23.3%) 0.8% 1.4% 1.6% 1.6% 1.7% 1.7% Cost of revenue 873.6 1,037.3 1,165.5 1,248.2 1,167.3 693.7 906.1 920.5 937.4 954.2 970.5 987.1 Gross margin 120.6 103.3 133.4 142.3 136.3 121.8 117.1 116.9 116.5 116.6 118.5 120.4 Margin 12.1% 9.1% 10.3% 10.2% 10.3% 12.0% 11.4% 11.3% 11.1% 10.9% 10.9% 10.9% Operating expenses 57.2 64.4 60.9 90.0 94.0 80.3 79.0 80.1 81.4 82.7 84.1 85.5 Adjusted EBITDA(2) 63.4 38.9 52.5 52.3 42.3(3) 41.5 38.0 36.8 35.1 33.0 34.4 34.0 Margin 6.4% 3.4% 4.0% 3.8% 3.2% 4.1% 3.7% 3.5% 3.3% 3.2% 3.2% 3.1% Depreciation and amort. 24.6 18.8 17.4 30.1 32.0 31.9 30.5 29.2 25.5 17.1 16.4 15.6 Operating EBIT 38.8 20.1 35.1 22.2 10.3(3) 9.6 7.5 7.6 9.6 16.9 18.0 10.2 Margin 3.9% 1.8% 2.7% 1.6% 0.8% 0.9% 0.7% 0.7% 0.9% 1.6% 1.7% 1.7% Capex (7.5) (8.3) (14.8) n.a. (16.0) (12.5) (12.6) (12.8) (13.0) (13.2) (13.4) (13.6) EBITDA - Capex 55.9 38.6 37.7 n.a. 26.3(3) 29.0 25.4 24.0 22.2 20.7 21.0 21.2 Base case valuation WACC 15% Terminal growth rate 0% PV Terminal Value 7.5 Firm Value ($mn) 75.4 Net debt (cash) (26.6) Equity value 102.0 Per share 1.43 1. Actual figures for 2004-2007 are based on pro forma figures. 2004. 2005 and 2006 pro forma figures based on Volcano Supervisory Board presentation dated 6 Dec 2006. 2007 pro forma stated in iBasis investor presentation dated 1 May 2009. Projections are based on KPN M&A estimates. 2. EBITDA adjusted for merger related expenses, acquisition activity related expenses, option analysis expense, retroactive regulatory fees & other, purchase accounting adjustments and stock-based compensation expenses 3. Excludes goodwill impairment of $214.8 mn Q1 2008 26 Highly Confidential KPN00183878

Jefferies and Co. financials and valuation(1) ($mn) 2004PF 2005PF 2006PF 2007PF 2008A 2009E 2010E 2011E 2012E 2013E 2014E Revenue 994.2 1,140.6 1,298.9 1,090.5 1,323.6 1,257.1 1,275.4 1,289.2 1,306.6 1,316.1 1,328.6 Growth 14.7% 13.9% 7,1% (4.8%) (5.0%) 1.5% 1.1% 1.1% 1.0% 0.9% Cost of revenue 873.6 1,037.3 1,165.5 1,248.3 1,167.3 1,123.7 1,138.0 1,150.2 1,163.0 1,174.1 1,185.2 Gross margin 120.6 103.3 133.4 142.3 136.3 133.4 137.4 139.0 140.6 142.0 143.4 Margin 12.1% 9.1% 10.3% 10.2% 10.3% 10.6% 10.8% 10.8% 10.8% 10.8% 10.8% Operating expenses 57.2 64.4 80.9 90.0 94.0 95.6 96.8 97.8 98.9 99.9 100.8 Adjusted EBITDA(2) 63.4 38.9 52.5 52.3 42.3(3) 37.8 40.6 41.2 41.7 42.1 42.6 Margin 6.4% 3.4% 4.0% 3.8% 3.2% 3.0% 3.2% 3.2% 3.2% 3.2% 3.2% Depreciation and amort. 24.6 18.8 17.4 30.1 32.0 32.2 32.9 33.3 31.2 28.8 27.6 Operating EBIT 38.8 20.1 35.1 n.a. 10.3(3) 5.6 7.7 7.9 10.5 13.3 15.0 Margin 3.9% 1.8% 2.7% n.a. 0.8% 0.4% 0.6% 0.6% 0.8% 1.0% 1.1% Capex (7.5) (8.3) (14.8) n.a. (16.0) (15.0) (18.0) (21.0) (24.0) (26.3) (28.3) EBITDA - Capex 55.9 38.6 37.7 n.a. 26.3(3) 22.8 22.6 20.2 17.7 15.8 14.3 Jefferies DCF valuation WACC 15% Terminal growth rate 0% PV Terminal Value 28.3 Firm Value ($mn) 64.0 Net debt (cash) (41.0) Equity value 105.0 Public market discount 15% Public market equity value 69.3 Per share 125 1 Source: Years 2004PF - 2006PF Volcano Supervisory Board presentation dated 6 Dec 2006. 2007PF and 2009E - 2015E Jefferies & Co. report dated 27 Jan 2009 and 2008A, 10-K 2008 iBasis 2 EBITDA adjusted for merger related expenses, acquisition activity related expenses, option analysis expense, retroactive regulatory fees & other, purchase accounting adjustments and stock-based compensation expenses 3 Excludes goodwill impairment of $214.6 mn Q1 2008 27 Highly Confidential KPN00183879

Financial comparison base case vs. Jefferies case  1. Actual figures for 2004 – 2007 are based on pro forma figures. 2004, 2005 and 2006 pro forma figures based on Volcano Supervisory Board presentation dated 6 Dec 2006. 2007 pro forma figure based on Jefferies & Co. report dated 27 January 2009. Base case projections based on KPN M&A estimates. 2. Jefferies & Co. report dated 27 January 2009 Q1 2008 28 Highly Confidential KPN00183880

Financial comparison base case vs. Jefferies case (cont’d)  1. EBITDA adjusted for merger related expenses, acquisition activity related expenses, option analysis expense, retroactive regulatory fees & other, purchase accounting adjustments and stock-based compensation expenses 2. Defined as EBITDA – capex 3. Actual figures for 2004 – 2007 are based on pro forma figures. 2004, 2005 and 2006 pro forma figures based on Volcano Supervisory Board presentation dated 6 Dec 2006. 2007 pro forma figure based on Jefferies & Co. report dated 27 January 2009. Base case projections based on KPN M&A estimates. 4. Jefferies & Co. report dated 27 January 2009 Q1 2008 29 Highly Confidential KPN00183881

Financial comparison base case vs. Jefferies case (cont’d)   1. EBITDA adjusted for merger related expenses, acquisition activity related expenses, option analysis expense, retroactive regulatory fees & other, purchase accounting adjustments and stock-based compensation expenses 2. Actual figures for 2004 – 2007 are based on pro forma figures. 2004, 2005 and 2006 pro forma figures based on Volcano Supervisory Board presentation dated 6 Dec 2006. 2007 pro forma figure based on Jefferies & Co. report dated 27 January 2009. Base case projections based on KPN M&A estimates 3. Jefferies & Co. report dated 27 January 2009 Q1 2008 30 Highly Confidential KPN00183882

Redacted for Business Strategy Immunity Q1 2008 31 Highly Confidential KPN00183883

Indicative stand alone valuation Sensitivity analysis base case Additional annual revenue growth (2.0%) (1.0%) 0.0% 1.0% 2.0% Additional annual gross margin (1.0%) 12 37 61 82 105 (0.5%) 37 62 83 105 127 0.0% 60 81 102 124 148 05% 78 99 121 144 170 1.0% 96 117 140 165 191 WACC 14.0% 14.5% 15.0% 15.5% 16.0% Terminal growth (1.0%) 110 106 102 98 95 (0.5%) 110 106 102 98 95 0.0% 110 106 102 98 95 0.5% 110 106 102 99 95 1.0% 110 106 102 99 95 Q1 2008 32 Highly Confidential KPN00183884

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Selected minority buy-in precedents

INDICATIVE

	Implied premium to share price						Implied premium to Enterprise Value
	1 Day	1 Mo Avg.	3 Mo Avg.	6 Mo Avg.	LTM High	LTM Low	
Initial offer							
Mean	29%	30%	24%	18%	(25%)	157%	32%
Median	22%	26%	17%	13%	(19%)	62%	13%
High	98%	126%	100%	122%	87%	1749%	469%
Low	(8%)	(7%)	(25%)	(51%)	(88%)	21%	(39%)
Final offer							
Mean	41%	41%	40%	36%	(14%)	189%	45%
Median	33%	38%	30%	26%	(7%)	84%	18%
High	140%	97%	111%	122%	87%	1749%	641%
Low	7%	(4%)	(14%)	(10%)	(87%)	21%	(68%)

- Mean initial implied 1-day premium to Enterprise Value ~30%
- Mean final implied 1-day premium to Enterprise Value ~45%

Source: Morgan Stanley, 13 May 2009, based on selected transactions since 2001. Universe includes: all-cash transactions; U.S. targets; minority buy-in value of $ 25 – 500 mn; majority shareholders owned less than 90% of target

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Redacted for Business Strategy Immunity Q1 2008 34 Highly Confidential KPN00183886

      A       B

1              This sheet contains Factset binary data for use with this workbook’s =FDS codes. Modifying the worksheet’s contents may damage the workbook’s =FDS functionality.

Highly Confidential                                                                                                                             KPN00183887

[iBasis, Inc. has produced the page below, and all other pages in this presentation, in the format in which KPN N.V. produced the pages to iBasis, Inc.]

Highly Confidential KPN00183888

[iBasis, Inc. has produced the page below, and all other pages in this presentation, in the format in which KPN N.V. produced the pages to iBasis, Inc.]

Highly Confidential KPN00183889

[iBasis, Inc. has produced the page below, and all other pages in this presentation, in the format in which KPN N.V. produced the pages to iBasis, Inc.]

Highly Confidential KPN00183890

[iBasis, Inc. has produced the page below, and all other pages in this presentation, in the format in which KPN N.V. produced the pages to iBasis, Inc.]

Highly Confidential KPN00183891

[iBasis, Inc. has produced the page below, and all other pages in this presentation, in the format in which KPN N.V. produced the pages to iBasis, Inc.]

Highly Confidential KPN00183892

[iBasis, Inc. has produced the page below, and all other pages in this presentation, in the format in which KPN N.V. produced the pages to iBasis, Inc.]

Highly Confidential KPN00183893

Highly Confidential KPN00183894

Celtic Level 3 Global Crossing Vonage IDT S&P 500 Nasdaq 21–Jun–2006 100.0 100.0 100.0 100.0 100.0 100.0 100.0 22–Jun–2006 100.6 100.0 99.1 97.7 99.3 99.5 99.1 23–Jun–2006 99.1 97.3 97.4 98.9 100.1 99.4 99.1 26–Jun–2006 98.7 97.6 97.5 101.7 99.3 99.9 99.6 27–Jun–2006 98.3 91.5 92.9 99.9 98.4 99.0 98.1 28–Jun–2006 97.3 92.5 90.5 100.5 97.7 99.5 98.6 29–Jun–2006 98.3 99.3 90.3 100.0 99.3 101.7 101. 5 30–Jun–2006 100.6 107.5 92.1 97.1 99.9 101.4 101.4 03–Jul–2006 100.6 101.2 91.7 97.2 99.9 102.2 102. 3 04–Jul–2006 100.6 101.2 91.7 97.2 99.9 102.2 102.3 05–Jul–2006 101.7 100.0 90.8 93.4 98.3 101.5 100.6 06–Jul–2006 99.8 103.4 92.9 88.9 97.2 101.7 100.6 07–Ju1–2006 98.7 106.5 93.6 86.7 97.1 101.1 99.5 10–Jul–2006 97.7 104.8 90.1 83.6 96.8 101.2 98.9 11–Jul–2006 97.3 105.8 86.1 79.5 98.1 101.6 99.4 12–Jul–2006 96.0 101.0 86.6 79.3 96.5 100.5 97.6 13–Jul–2006 93.7 99.5 83.1 74.4 95.9 99.2 95.9 14–Jul–2006 95.2 97.8 77.9 76.4 94.5 98.7 95.1 17–Jul–2006 93.8 99.5 79.3 80.0 95.2 98.6 95.2 18–Jul–2006 92.9 97.6 78.5 78.8 94.4 98.8 95.4 19–Jul–2006 92.7 105.1 77.9 80.0 97.4 100.6 97.2 20–Jul–2006 92.9 100.2 76.2 81.1 97.8 99.8 95.2 21–Jul–2006 94.3 97.1 75.6 77.3 97.2 99.0 94.4 24–Jul–2006 91.8 105.6 78.3 78.2 98.1 100.7 96.3 25–Jul–2006 94.3 96.9 80.1 78.4 99.3 101.3 96.9 26–Jul–2006 95.2 95.9 79.7 78.3 98.3 101.3 96.7 27–Jul–2006 96.0 96.6 78.7 78.6 97.5 100.9 95.9 28–Jul–2006 96.0 96.9 77.6 78.5 97.9 102.1 97.8 31–Jul–2006 95.9 94.9 79.1 80.1 96.9 102.0 97.7 01–Aug–2006 94.4 93.9 76.5 75.7 97.8 101.5 96.3 02–Aug–2006 94.9 91.3 76.7 72.3 97.7 102.1 97.1 03–Aug–2006 94.7 88.1 78.1 72.1 97.8 102.2 97.7 04–Aug–2006 95.2 86.2 78.6 78.1 97.8 102.2 97.4 07–Aug–2006 93.7 83.3 79.4 78.4 97.2 101.9 96.8 08–Aug–2006 93.4 89.1 78.5 78.3 96.5 101.5 96.2 09–Aug–2006 92.5 89.6 76.3 76.9 97.2 101.1 96.2 10–Aug–2006 92.2 91.0 80.8 75.0 98.3 101.6 96.8 11–Aug–2006 90.5 90.3 77.7 73.4 97.8 101.2 96.1 14–Aug–2006 91.1 89.1 76.7 72.4 97.2 101.3 96.6 15–Aug–2006 89.0 92.5 78.7 73.9 98.3 102.7 98.8 16–Aug–2006 88.5 92.5 77.5 75.8 98.3 103.5 100.4 17–Aug–2006 88.6 90.1 75.8 73.9 98.9 103.6 100.8 18–Aug–2006 89.4 91.0 77.1 73.4 98.3 104.0 101.1 21–Aug–2006 91.2 93.7 77.1 76.3 98.3 103.6 100.3 22–Aug–2006 94.1 99.5 76.7 74.9 99.3 103.7 100.4 23–Aug–2006 92.0 96.6 77.0 76.8 98.1 103.3 99.7 24–Aug–2006 93.6 98.3 76.5 80.1 100.6 103.5 99.8 25–Aug–2006 93.3 101.5 79.0 80.0 100.7 103.4 100.0 28–Aug–2006 95.2 101.7 78.2 80.0 101.3 104.0 100.9 29–Aug–2006 96.0 103.9 77.2 85.2 100.6 104.2 101.5 30–Aug–2006 95.5 106.3 84.2 91.5 102.5 104.2 102.1 31–Aug–2006 96.6 107.3 86.9 96.2 103.4 104.1 102.0 01–Sep–2006 98.3 104.4 88.3 100.6 103.8 104.7 102.4 04–Sep–2006 98.3 104.4 88.3 100.6 103.8 104.7 102.4 05–Sep–2006 99.4 104.1 90.3 93.1 105.5 104.9 103.0 06–Sep–2006 98.9 102.4 84.7 89.6 103.4 103.8 101.2 07–Sep–2006 100.5 99.5 82.7 91.3 104.9 103.3 100.7 08–Sep–2006 101.1 100.7 83.2 88.8 104.9 103.7 101.1 11–Sep–2006 96.8 105.3 86.4 81.6 105.0 103.8 101.5 12–Sep–2006 96.9 109.9 93.9 85.3 106.1 104.9 103.5 13–Sep–2006 99.8 110.2 94.0 88.1 106.2 105.3 104.0 14–Sep–2006 100.0 119.4 98.3 82.7 106.1 105.1 104.1 15–Sep–2006 100.8 123.5 98.7 82.5 105.6 105.4 104.4 18–Sep–2006 100.0 123.2 98.5 82.0 106.6 105.5 104.4 19–Sep–2006 99.7 125.4 98.4 81.4 106.6 105.3 103.8 20–Sep–2006 99.7 129.8 101.6 80.7 106.6 105.8 105.2 Highly Confidential KPN00183895

21–Sep–2006 98.3 124.7 100.3 79.9 105.3 105.3 104.5 22–Sep–2006 96.9 124.9 101.6 80.7 104.9 105.0 103.6 25–Sep–2006 95.2 129.5 103.9 79.0 105.6 105.9 105.0 26–Sep–2006 94.6 132.2 105.9 78.5 105.1 106.7 105.6 27–Sep–2006 93.0 127.4 113.0 76.5 105.6 106.7 105.7 28–Sep–2006 93.0 125.2 106.6 75.9 104.7 106.9 106.0 29–Sep–2006 94.7 130.5 106.3 77.7 104.4 106.7 105.5 02–Oct–2006 92.9 125.2 105.1 79.3 104.6 106.3 104.5 03–Oct–2006 92.9 121.1 103.7 80.3 104.4 106.5 104.8 04–Oct–2006 92.9 119.4 104.3 81.9 105.4 107.8 107.0 05–Oct–2006 93.6 124.9 106.8 79.0 105.7 108.1 107.7 06–Oct–2006 93.9 124.7 108.7 79.1 104.5 107.8 107.4 09–Oct–2006 95.0 127.6 107.9 80.0 104.6 107.9 108.0 10–Oct–2006 97.7 125.9 113.3 82.9 104.7 108.1 108.1 11–Oct–2006 97.8 123.7 113.5 80.0 91.9 107.8 107.8 12–Oct–2006 98.5 124.0 114.8 81.5 92.3 108.8 109.6 13–Oct–2006 97.7 127.1 115.9 82.1 92.5 109.1 110.1 16–Oct–2006 98.1 128.8 114.8 86.2 93.3 109.3 110.4 17–Oct–2006 98.3 145.8 123.4 86.9 92.8 108.9 109.5 18–Oct–2006 97.1 139.7 127.1 86.4 92.8 109.1 109.2 19–Oct–2006 95.9 140.4 124.7 86.9 93.5 109.2 109.3 20–Oct–2006 88.9 141.2 124.4 84.5 95.1 109.3 109.4 23–Oct–2006 91.1 140.0 125.6 85.3 94.1 110.0 110.0 24–Oct–2006 93.3 137.0 125.2 83.5 93.8 110.0 109.5 25–Oct–2006 93.1 130.5 125.1 82.7 93.8 110.4 110.1 26–Oct–2006 93.6 130.3 127.9 84.6 94.1 110.9 111.1 27–Oct–2006 93.8 125.9 133.1 82.7 92.5 110.0 109.8 30–Oct–2006 93.5 130.3 130.8 84.2 93.7 110.0 110.4 31–Oct–2006 95.0 128.1 127.4 77.7 94.1 110.0 110.5 01–Nov–2006 93.1 128.3 127.2 73.4 91.3 109.2 109.0 02–Nov–2006 93.7 129.3 131.8 73.4 91.5 109.2 109.0 03–Nov–2006 94.1 130.8 134.8 74.1 92.2 109.0 108.9 06–Nov–2006 93.7 129.5 135.9 76.0 92.5 110.2 110.5 07–Nov–2006 93.4 133. 9 139.5 76.3 91.6 110.4 111.0 08–Nov–2006 92.9 134.1 136.3 76.0 92.4 110.7 111.4 09–Nov–2006 92.6 134.6 132.3 75.8 90.8 110.1 111.0 10–Nov–2006 92.6 133.9 134.1 74.9 91.7 110.3 111.6 13–Nov–2006 93.9 132.2 136.1 73.8 92.1 110.6 112.4 14–Nov–2006 92.6 132.4 135.8 74.1 92.7 111.3 113.5 15–Nov–2006 92.6 131.7 140.1 76.0 94.1 111.5 114.1 16–Nov–2006 95.3 129.1 140.1 79.3 94.1 111.8 114.4 17–Nov–2006 92.5 125.7 134.2 81.4 94.1 111.9 114.2 20–Nov–2006 94.6 126.6 131.1 75.7 92.6 111.8 114.5 21–Nov–2006 94.5 125.7 133.0 75.7 92.3 112.0 114.6 22–Nov–2006 93.7 126.2 134.9 75.4 91.5 112.3 115.2 23–Nov–2006 93.7 126.2 134.9 75.4 91.5 112.3 115.2 24–Nov–2006 94.5 124.2 135.3 75.4 92.3 111.9 114.9 27–Nov–2006 93.8 121.1 130.8 73.8 90.2 110.4 112.4 28–Nov–2006 92.8 124.2 134.1 73.8 93.3 110.7 112.7 29–Nov–2006 94.5 122.3 134.4 75.0 93.4 111.8 113.6 30–Nov–2006 92.6 129.3 133.9 73.4 93.8 111.9 113.6 01–Dec–2006 93.1 132.0 135.4 73.6 93.2 111.5 112.7 04–Dec–2006 92.6 135.6 138.5 77.3 93.8 112.5 114.3 05–Dec–2006 92.7 130.3 137.4 76.3 93.3 113.0 114.5 06–Dec–2006 92.7 134.1 134.5 75.7 91.5 112.8 114.2 07–Dec–2006 92.9 139.2 134.8 76.2 92.3 112.4 113.4 08–Dec–2006 93.5 140.9 134.8 79.9 92.8 112.6 113.8 11–Dec–2006 95.5 144.1 135.2 81.9 93.9 112.8 114.1 12–Dec–2006 95.4 143.6 137.8 82.1 94.1 112.7 113.6 13–Dec–2006 95.1 142.1 135.5 81.7 93.3 112.9 113.6 14–Dec–2006 94.5 143.3 133.0 80.7 94.0 113.8 114.6 15–Dec–2006 95.5 144.1 130.0 81.6 93.9 114.0 114.8 18–Dec–2006 95.2 143.3 125.2 80.7 93.9 113.6 113.7 19–Dec–2006 94.7 139.2 122.4 80.0 93.8 113.8 113.5 20–Dec–2006 94.9 136.8 124.9 81.0 92.6 113.7 113.4 21–Dec–2006 95.5 136.8 124.3 79.8 93.1 113.3 112.8 22–Dec–2006 95.9 137.0 122.2 79.2 94.3 112.7 112.1 Highly Confidential KPN00183896

21-Sep-2006 98.3 124.7 100.3 79.9 105.3 105.3 104.5 22-Sep-2006 96.9 124.9 101.6 80.7 104.9 105.0 103.6 25-Sep-2006 95.2 129.5 103.9 79.0 105.6 105.9 105.0 26-Sep-2006 94.6 132.2 105.9 78.5 105.1 106.7 105.6 27-Sep-2006 93.0 127.4 113.0 76.5 105.6 106.7 105.7 28-Sep-2006 93.0 125.2 106.6 75.9 104.7 106.9 106.0 29-Sep-2006 94.7 130.5 106.3 77.7 104.4 106.7 105.5 02-Oct-2006 92.9 125.2 10.5.1 79.3 104.6 106.3 104.5 03-Oct-2006 92.9 121.1 103.7 80.3 104.4 106.5 104.8 04-Oct-2006 92.9 119.4 104.3 81.9 105.4 107.8 107.0 05-Oct-2006 93.6 124.9 106.8 79.0 105.7 108.1 107.7 06-Oct-2006 93.9 124.7 108.7 79.1 104.5 107.8 107.4 09-Oct-2006 95.0 127.6 107.9 80.0 104.6 107.9 108.0 10-Oct-2006 97.7 125.9 113.3 82.9 104.7 108.1 108.1 11-Oct-2006 97.8 123.7 113.5 80.0 91.9 107.8 107.8 12-Oct-2006 98.5 124.0 114.8 81.5 92.3 108.8 109.6 13-Oct-2006 97.7 127.1 115.9 82.1 92.5 109.1 110.1 16-Oct-2006 98.1 128.8 114.8 86.2 93.3 109.3 110.4 17-Oct-2006 98.3 145.8 123.4 86.9 92.8 108.9 109.5 18-Oct-2006 97.1 139.7 127.1 86.4 92.8 109.1 109.2 19-Oct-2006 95.9 140.4 124.7 86.9 93.5 109.2 109.3 20-Oct-2006 88.9 141.2 124.4 84.5 95.1 109.3 109.4 23-Oct-2006 91.1 140.0 125.6 85.3 94.1 110.0 110.0 24-Oct-2006 93.3 137.0 125.2 83.5 93.8 110.0 109.5 25-Oct-2006 93.1 130.5 125.1 82.7 93.8 110.4 110.1 26-Oct-2006 93.6 130.3 127.9 84.6 94.1 110.9 111.1 27-Oct-2006 93.8 125.9 133.1 82.7 92.5 110.0 109.8 30-Oct-2006 93.5 130.3 130.8 84.2 93.7 110.0 110.4 31-Oct-2006 95.0 128.1 127.4 77.7 94.1 110.0 110.5 01-Nov-2006 93.1 128.3 127.2 73.4 91.3 109.2 109.0 02-Nov-2006 93.7 129.3 131.8 73.4 91.5 109.2 109.0 03-Nov-2006 94.1 130.8 134.8 74.1 92.2 109.0 108.9 06-Nov-2006 93.7 129.5 135.9 76.0 92.5 110.2 110.5 07-Nov-2006 93.4 133.9 139.5 76.3 91.6 110.4 111.0 08-Nov-2006 92.9 134.1 136.3 76.0 92.4 110.7 111.4 09-Nov-2006 92.6 134.6 132.3 75.8 90.8 110.1 111.0 10-Nov-2006 92.6 133.9 134.1 74.9 91.7 110.3 111.6 13-Nov-2006 93.9 132.2 136.1 73.8 92.1 110.6 112.4 14-Nov-2006 92.6 132.4 135.8 74.1 92.7 111.3 113.5 15-Nov-2006 92.6 131.7 140.1 76.0 94.1 111.5 114.1 16-Nov-2006 95.3 129.1 140.1 79.3 94.1 111.8 114.4 17-Nov-2006 92.5 125.7 134.2 81.4 94.1 111.9 114.2 20-Nov-2006 94.6 126.6 131.1 75.7 92.6 111.8 114.5 21-Nov-2006 94.5 125.7 133.0 75.7 92.3 112.0 114.6 22-Nov-2006 93.7 126.2 134.9 75.4 91.5 112.3 115.2 23-Nov-2006 93.7 126.2 134.9 75.4 91.5 112.3 115.2 24-Nov-2006 94.5 124.2 135.3 75.4 92.3 111.9 114.9 27-Nov-2006 93.8 121.1 130.8 73.8 90.2 110.4 112.4 28-Nov-2006 92.8 124.2 134.1 73.8 93.3 110.7 112.7 29-Nov-2006 94.5 122.3 134.4 75.0 93.4 111.8 113.6 30-Nov-2006 92.6 129.3 133.9 73.4 93.8 111.9 113.6 01-Dec-2006 93.1 132.0 135.4 73.6 93.2 111.5 112.7 04-Dec-2006 92.6 135.6 138.5 77.3 93.8 112.5 114.3 05-Dec-2006 92.7 130.3 137.4 76.3 93.3 113.0 114.5 06-Dec-2006 92.7 134.1 134.5 75.7 91.5 112.8 114.2 07-Dec-2006 92.9 139.2 134.8 76.2 92.3 112.4 113.4 08-Dec-2006 93.5 140.9 134.8 79.9 92.8 112.6 113.8 11-Dec-2006 95.5 144.1 135.2 81.9 93.9 112.8 114.1 12-Dec-2006 95.4 143.6 137.8 82.1 94.1 112.7 113.6 13-Dec-2006 95.1 142.1 135.5 81.7 93.3 112.9 113.6 14-Dec-2006 94.5 143.3 133.0 80.7 94.0 113.8 114.6 15-Dec-2006 95.5 144.1 130.0 81.6 93.9 114.0 114.8 18-Dec-2006 95.2 143.3 125.2 80.7 93.9 113.6 113.7 19-Dec-2006 94.7 139.2 122.4 80.0 93.8 113.8 113.5 20-Dec-2006 94.9 136.8 124.9 81.0 92.6 113.7 113.4 21-Dec-2006 95.5 136.8 124.3 79.8 93.1 113.3 112.8 22-Dec-2006 95.9 137.0 122.2 79.2 94.3 112.7 112.1 Highly Confidential KPN00183897

25-Dec-2006 95.9 137.0 122.2 79.2 94.3 112.7 112.1 26-Dec-2006 96.0 135.4 122.9 80.0 94.9 113.2 112.7 27-Dec-2006 96.5 139.2 127.7 79.5 95.5 113.9 113.5 28-Dec-2006 96.6 137.0 127.7 78.8 94.1 113.8 113.3 29-Dec-2006 97.1 135.6 127.3 78.4 94.7 113.3 112.8 0l-Jan-2007 97.1 135.6 127.3 78.4 94.7 113.3 112.8 02-Jan-2007 97.1 135.6 127.3 78.4 94.7 113.3 112.8 03-Jan-2007 97.6 136.8 124.4 75.7 97.1 113.1 113.2 04-Jan-2007 99.1 134.9 122.9 74.7 96.9 113.3 114.6 05-Jan-2007 99.2 143.6 119.3 73.7 94.1 112.6 113.7 08-Jan-2007 99.1 147.2 123.2 74.5 93.8 112.8 113.9 09-Jan-2007 100.1 146.0 126.5 72.8 93.3 112.8 114.1 10-Jan-2007 100.5 146.0 129.7 73.6 93.7 113.0 114.9 11-Jan-2007 100.0 156.9 136.8 73.2 96.7 113.7 116.0 12-Jan-2007 100.6 159.8 138.7 73.1 98.1 114.3 116.9 15-Jan-2007 100.6 159.8 138.7 73.1 98.1 114.3 116.9 16-Jan-2007 101.6 160.0 137.8 71.2 97.1 114.4 116.7 17-Jan-2007 105.1 151.1 137.7 68.0 97.8 114.2 115.8 18-Jan-2007 102.6 145.5 134.4 64.6 97.8 113.9 114.1 19-Jan-2007 102.9 146.2 132.7 68.5 99.6 114.2 114.5 22-Jan-2007 102.9 143.6 128.4 67.3 96.5 113.6 113.5 23-Jan-2007 103.4 144.1 129.1 66.1 94.7 114.0 113.6 24-Jan-2007 103.2 151.6 127.0 64.3 94.9 115.0 115.2 25-Jan-2007 103.1 149.4 128.0 65.8 93.0 113.7 113.7 26-Jan-2007 103.4 153.0 128.8 67.9 93.5 113.6 113.7 29-Jan-2007 103.4 148.7 128.0 67.5 93.3 113.4 114.0 30-Jan-2007 103.7 147.9 129.7 66.3 94.6 114.1 114.4 31-Jan-2007 105.0 150.1 132.8 64.2 97.4 114.9 115.1 0l-Feb-2007 104.9 147.7 132.9 62.6 98.0 115.5 115.3 02-Feb-2007 104.0 147.5 133.3 60.8 98.7 115.7 115.6 05-Feb-2007 102.3 151.8 134.5 62.4 96.7 115.6 115.4 06-Feb-2007 102.4 153.5 136.2 64.5 99.1 115.6 115.4 07-Feb-2007 102.2 159.1 138.8 65.2 98.7 115.8 116.3 O8-Feb-2007 104.5 147.5 136.8 65.6 98.1 115.7 116.2 09-Feb-2007 107.4 149.6 136.3 66.8 97.6 114.8 114.9 12-Feb-2007 107.2 146.2 136.3 66.4 97.5 114.5 114.4 13-Feb-2007 108.5 147.2 134.7 66.6 97.6 115.3 114.9 14-Feb-2007 109.7 151.8 138.6 66.0 97.5 116.2 116.2 15-Feb-2007 111.5 154.2 139.7 59.9 97.3 116.3 116.6 16-Feb-2007 113.8 155.9 142.2 61.4 98.0 116.2 116.6 19-Feb-2007 113.8 155.9 142.2 61.4 98.0 116.2 116.6 20-Feb-2007 114.2 158.6 141.2 61.9 97.5 116.6 117.4 21-Feb-2007 114.2 161.5 141.8 60.7 98.5 116.4 117.6 22-Feb-2007 118.4 159.8 146.0 60.2 98.9 116.3 117.9 23-Feb-2007 117.1 158.6 154.2 60.9 99.3 115.9 117.5 26-Feb-2007 114.4 163.7 154.5 61.2 100.2 115.7 117.0 27-Feb-2007 111.9 153.3 146.6 58.8 94.5 111.7 112.4 28-Feb-2007 115.4 159.1 147.4 58.8 94.4 112.3 112.8 0l-Mar-2007 113.0 153.3 148.3 58.9 94.7 112.1 112.3 02-Mar-2007 115.1 152.3 146.0 59.0 93.1 110.8 110.6 05-Mar-2007 115.2 147.7 139.6 57.5 93.3 109.7 109.3 06-Mar-2007 115.5 151.1 141.2 59.0 95.1 111.4 111.4 07-Mar-2007 116.8 150.6 139.7 57.1 94.0 111.2 110.9 08-Mar-2007 116.7 150.6 139.7 54.9 94.5 112.0 111.5 09-Mar-2007 114.5 153.0 139.5 47.1 84.9 112.0 111.5 12-Mar-2007 114.6 153.5 144.0 48.7 83.5 112.3 112.2 13-Mar-2007 114.6 149.2 138.3 47.0 81.2 110.0 109.8 14-Mar-2007 113.4 150.6 135.4 47.3 82.3 110.8 110.8 15-Mar-2007 113.1 150.4 150.9 47.0 82.7 111.2 111.1 16-Mar-2007 115.7 149.6 151.9 45.2 84.0 110.8 110.8 19-Mar-2007 116.6 150.6 159.4 45.0 83.7 112.0 111.8 20-Mar-2007 117.8 149.6 155.9 45.1 84.1 112.7 112.5 21-Mar-2007 120.9 149.4 155.7 45.1 86.0 114.6 114.7 22-Mar-2007 119.9 149.4 154.3 45.8 85.5 114.6 114.5 23-Mar-2007 121.7 149.6 150.7 33.9 83.2 114.7 114.4 26-Mar-2007 122.6 150.6 146.3 38.2 82.8 114.8 114.7 27-Mar-2007 124.3 148.4 143.6 36.8 82.3 114.1 113.8 Highly Confidential KPN00183898

29-Jun-2007 114.9 141.6 97.9 35.1 74.7 120.1 121.6 02-Jul-2007 114.6 140.9 99.3 35.6 74.0 121.3 122.9 03-Jul-2007 117.0 145.5 102.0 35.0 73.1 121.8 123.5 04-Jul-2007 117.0 145.5 102.0 35.0 73.1 121.8 123.5 05-Jul-2007 116.3 146.5 101.3 34.4 73.0 121.8 124.1 06-Jul-2007 116.5 148.9 101.5 34.6 73.3 122.2 124.5 09-Jul-2007 113.6 155.2 100.2 34.5 73.1 122.3 124.7 10-Jul-2007 112.0 147.5 94.5 33.4 72.8 120.6 123.3 11-Jul-2007 113.5 146.5 90.4 34.0 72.7 121.8 123.8 12-Jul-2007 115.4 147.9 91.3 34.2 74.5 123.6 126.2 13-Jul-2007 117.1 150.1 100.1 33.9 74.2 124.0 126.4 16-Jul-2007 115.0 149.2 102.7 33.3 74.0 123.7 126.0 17-Jul-2007 112.9 148.2 104.3 33.4 74.4 123.7 126.7 18-Jul-2007 112.6 144.8 104.4 33.2 73.6 123.5 126.1 19-Jul-2007 113.1 143.3 108.8 31.4 74.1 124.0 127.0 20-Jul-2007 112.2 140.9 106.3 31.2 75.7 122.5 125.5 23-Jul-2007 111.8 143.6 105.5 31.1 74.7 123.1 125.7 24-Jul-2007 111.4 140.9 100.3 30.5 73.1 120.7 123.3 25-Jul-2007 111.1 138.5 97.8 29.7 72.6 121.2 123.7 26-Jul-2007 108.2 121.8 94.7 29.9 71.8 118.4 121.4 27-Jul-2007 106.5 121.1 92.5 29.5 71.3 116.5 119.7 30-Jul-2007 107.3 126.4 90.9 27.1 71.0 117.7 120.6 31-Jul-2007 107.4 126.6 91.4 24.1 72.3 116.2 118.9 01-Aug-2007 107.0 126.9 90.9 22.5 72.0 117.1 119.3 02-Aug-2007 110.3 133.2 91.9 21.0 71.5 117.6 120.3 03-Aug-2007 105.9 125.7 90.4 23.1 68.8 114.4 117.3 06-Aug-2007 100.9 122.5 90.0 21.9 65.9 117.2 119.0 07-Aug-2007 102.1 120.1 92.1 23.7 68.1 117.9 119.6 08-Aug-2007 103.2 124.2 102.6 24.9 78.0 119.6 122.0 09-Aug-2007 99.1 130.3 109.8 27.3 85.0 116.0 119.4 10-Aug-2007 101.7 131.0 105.4 27.8 72.0 116.1 118.9 13-Aug-2007 103.7 128.1 98.2 25.8 72.4 116.0 118.7 14-Aug-2007 103.1 122.8 92.5 24.4 72.6 113.9 116.7 15-Aug-2007 102.9 120.8 89.5 24.6 69.2 112.3 114.8 16-Aug-2007 106.7 115.0 91.6 24.3 70.2 112.7 114.5 17-Aug-2007 107.7 119.6 96.9 24.2 75.0 115.5 117.0 20-Aug-2007 106.1 118.9 101.1 23.6 73.6 115.4 117.2 21-Aug-2007 108.0 120.3 99.3 24.2 74.1 115.6 117.8 22-Aug-2007 107.7 121.8 100.9 24.1 75.3 116.9 119.2 23-Aug-2007 107.7 120.6 98.9 24.7 72.0 116.8 118.7 24-Aug-2007 109.4 121.5 102.6 24.7 69.6 118.1 120.3 27-Aug-2007 110.3 122.0 99.4 25.8 67.9 117.1 119.6 28-Aug-2007 109.0 117.4 95.3 24.3 64.7 114.4 116.8 29-Aug-2007 109.8 119.6 96.4 24.1 66.3 116.9 119.7 30-Aug-2007 110.5 122.0 96.5 23.7 65.8 116.4 119.8 31-Aug-2007 110.5 126.6 98.7 23.8 65.2 117.7 121.3 03-Sep-2007 110.5 126.6 98.7 23.8 65.2 117.7 121.3 04-Sep-2007 109.0 128.6 101.0 23.5 71.0 118.9 122.8 05-Sep-2007 109.3 124.5 98.9 22.9 65.8 117.6 121.7 06-Sep-2007 110.7 119.4 98.4 23.8 68.3 118.1 122.1 07-Sep-2007 107.1 116.0 94.3 22.9 66.5 116.1 119.8 10-Sep-2007 104.3 113.1 89.5 22.7 62.1 115.9 119.5 11-Sep-2007 104.9 114.3 91.7 22.9 63.3 117.5 121.3 12-Sep-2007 106.3 111.4 90.8 23.4 59.6 117.5 121.1 13-Sep-2007 105.9 110.9 91.0 22.9 60.4 118.5 121.5 14-Sep-2007 106.3 108.2 90.6 22.5 60.0 118.5 121.5 17-Sep-2007 108.1 108.0 88.5 21.9 58.3 117.9 120.6 18-Sep-2007 112.8 113.1 93.9 23.2 60.8 121.4 123.8 19-Sep-2007 119.2 115.0 101.5 22.3 60.8 122.1 124.5 20-Sep-2007 119.8 111.4 98.9 22.4 58.8 121.3 124.0 21-Sep-2007 120.5 112.1 101.5 22.7 58.4 121.8 124.8 24-Sep-2007 120.7 111.9 108.1 22.1 56.5 121.2 124.6 25-Sep-2007 120.9 110.7 114.0 14.7 56.7 121.2 125.3 26-Sep-2007 121.7 114.0 113.8 10.8 58.3 121.8 126.1 27-Sep-2007 121.8 115.5 113.2 11.2 59.7 122.3 126.5 28-Sep-2007 122.9 112.6 109.3 11.6 60.6 121.9 126.2 01-Oct-2007 120.9 114.0 113.9 10.8 62.6 123.5 128.0 Highly Confidential KPN00183899

02-Oct-2007 121.7 115.3 114.6 11.1 65.0 123.5 128.3 03-Oct-2007 121.1 116.0 110.4 11.4 62.9 123.0 127.5 04-Oct-2007 121.0 121.1 110.2 11.6 64.6 123.2 127.7 05-Oct-2007 121.4 122.0 111.0 13.0 63.9 124.4 129.8 08-Oct-2007 120.3 120.1 110.5 29.0 59.4 124.0 130.2 09-Oct-2007 89.4 119.3 109.6 24.7 57.7 125.0 131.0 10-Oct-2007 89.5 117.2 109.4 21.8 58.4 124.8 131.3 11-Oct-2007 88.8 116.2 107.3 21.6 58.2 124.1 129.5 12-Oct-2007 89.1 118.6 110.3 20.9 58.9 124.7 131.0 15-Oct-2007 90.3 105.6 111.2 19.2 56.5 123.7 129.8 16-Oct-2007 86.7 103.1 109.8 20.3 57.9 122.9 129.1 17-Oct-2007 87.5 101.7 116.3 19.9 57.8 123.1 130.4 18-Oct-2007 87.0 106.1 116.4 18.9 57.7 123.0 130.7 19-Oct-2007 86.3 101.7 113.3 17.4 57.0 119.8 127.3 22-Oct-2007 87.1 104.6 116.1 16.0 57.3 120.3 128.6 23-Oct-2007 87.4 79.4 114.1 16.7 57.3 121.4 130.7 24-Oct-2007 87.3 77.0 114.2 18.1 57.2 121.1 129.6 25-Oct-2007 88.6 76.0 111.0 17.3 57.4 120.9 128.5 26-Oct-2007 89.8 75.3 112.8 24.1 56.1 122.6 131.0 29-Oct-2007 89.8 76.3 111.5 23.4 57.1 123.1 131.6 30-Oct-2007 87.9 73.8 108.1 22.3 57.8 122.3 131.5 31-Oct-2007 90.3 73.4 109.3 23.1 58.1 123.7 133.5 01-Nov-2007 87.1 70.9 102.3 24.1 56.0 120.6 130.5 02-Nov-2007 81.6 74.1 104.6 23.4 55.3 120.5 131.3 05-Nov-2007 82.2 73.4 106.2 22.5 57.6 120.0 130.5 06-Nov-2007 83.4 73.4 110.8 22.9 57.4 121.4 131.9 07-Nov-2007 74.2 72.9 102.0 24.7 56.5 117.8 128.4 08-Nov-2007 73.9 70.9 99.8 28.1 57.8 117.8 125.9 09-Nov-2007 73.4 70.5 96.7 25.5 58.5 116.1 122.7 12-Nov-2007 71.4 70.0 96.4 23.7 59.6 114.9 120.7 13-Nov-2007 72.5 73.8 94.2 25.9 60.4 118.3 124.9 14-Nov-2007 68.9 72.4 92.0 25.1 59.3 117.4 123.5 15-Nov-2007 65.9 68.3 90.5 24.1 59.3 115.9 122.3 16-Nov-2007 67.1 77.2 95.1 25.6 60.0 116.5 123.2 19-Nov-2007 64.2 78.9 92.7 24.5 60.2 114.5 121.1 20-Nov-2007 60.6 77.0 94.3 24.4 60.4 115.0 121.3 21-Nov-2007 59.2 77.7 92.0 23.8 57.8 113.1 119.7 22-Nov-2007 59.2 77.7 92.0 23.9 57.8 113.1 119.7 23-Nov-2007 58.6 78.0 93.5 24.0 60.4 115.1 121.3 26-Nov-2007 56.0 74.6 90.9 23.7 58.7 112.4 118.7 27-Nov-2007 56.5 78.7 93.8 25.5 58.1 114.1 120.5 28-Nov-2007 56.6 81.8 97.9 25.8 60.0 117.3 124.4 29-Nov-2007 58.1 81.6 99.8 25.0 58.7 117.4 124.6 30-Nov-2007 60.5 81.4 95.0 23.8 59.7 118.3 124.3 03-Dec-2007 61.1 81.8 94.2 24.0 58.0 117.6 123.2 04-Dec-2007 59.0 76.8 100.8 22.7 56.5 116.9 122.4 05-Dec-2007 58.9 81.6 107.1 23.4 57.9 118.8 124.5 06-Dec-2007 60.8 84.5 112.2 24.0 60.5 120.4 126.5 07-Dec-2007 60.7 86.4 112.3 23.3 58.3 120.2 126.4 10-Dec-2007 61.8 84.3 117.3 22.9 60.0 121.1 127.0 11-Dec-2007 62.1 83.5 114.2 23.6 58.2 118.0 123.9 12-Dec-2007 60.6 79.4 114.5 23.7 59.3 118.7 124.7 13-Dec-2007 60.9 79.9 112.6 23.5 59.2 118.9 124.6 14-Dec-2007 59.3 75.3 107.9 23.2 59.8 117.2 123.1 17-Dec-2007 58.4 72.6 103.4 22.7 62.1 115.5 120.2 18-Dec-2007 58.7 77.0 108.0 22.6 64.7 116.2 121.2 19-Dec-2007 59.2 74.3 111.4 21.5 61.9 116.0 121.5 20-Dec-2007 59.9 74.3 113.5 20.9 62.3 116.6 123.3 21-Dec-2007 62.5 74.8 118.6 23.3 65.6 118.5 125.7 24-Dec-2007 63.5 72.9 121.9 23.6 66.8 119.5 126.7 25-Dec-2007 63.5 72.9 121.9 23.6 66.8 119.5 126.7 26-Dec-2007 64.7 74.1 121.2 25.3 62.6 119.6 127.2 27-Dec-2007 61.0 73.8 117.6 23.4 62.6 117.9 125.0 28-Dec-2007 60.2 74.1 117.0 22.6 59.5 118.1 124.9 31-Dec-2007 58.6 73.6 114.3 26.0 61.2 117.3 123.9 01-Jan-2008 58.6 73.6 114.3 26.0 61.2 117.3 123.9 02-Jan-2008 57.8 74.3 110.3 25.0 56.6 115.6 121.9 Highly Confidential KPN00183900

02-Oct-2007 121.7 115.3 114.6 11.1 65.0 123.5 128.3 03-Oct-2007 121.1 116.0 110.4 11.4 62.9 123.0 127.5 04-Oct-2007 121.0 121.1 110.2 11.6 64.6 123.2 127.7 05-Oct-2007 121.4 122.0 111.0 13.0 63.9 124.4 129.8 08-Oct-2007 120.3 120.1 110.5 29.0 59.4 124.0 130.2 09-Oct-2007 89.4 119.3 109.6 24.7 57.7 125.0 131.0 10-Oct-2007 89.5 117.2 109.4 21.8 58.4 124.8 131.3 11-Oct-2007 88.8 116.2 107.3 21.6 58.2 124.1 129.5 12-Oct-2007 89.1 118.6 110.3 20.9 58.9 124.7 131.0 15-Oct-2007 90.3 105.6 111.2 19.2 56.5 123.7 129.8 16-Oct-2007 86.7 103.1 109.8 20.3 57.9 122.9 129.1 17-Oct-2007 87.5 101.7 116.3 19.9 57.8 123.1 130.4 18-Oct-2007 87.0 106.1 116.4 18.9 57.7 123.0 130.7 19-Oct-2007 86.3 101.7 113.3 17.4 57.0 119.8 127.3 22-Oct-2007 87.1 104.6 116.1 16.0 57.3 120.3 128.6 23-Oct-2007 87.4 79.4 114.1 16.7 57.3 121.4 130.7 24-Oct-2007 87.3 77.0 114.2 18.1 57.2 121.1 129.6 25-Oct-2007 88.6 76.0 111.0 17.3 57.4 120.9 128.5 26-Oct-2007 89.8 75.3 112.8 24.1 56.1 122.6 131.0 29-Oct-2007 89.8 76.3 111.5 23.4 57.1 123.1 131.6 30-Oct-2007 87.9 73.8 108.1 22.3 57.8 122.3 131.5 31-Oct-2007 90.3 73.4 109.3 23.1 58.1 123.7 133.5 01-Nov-2007 87.1 70.9 102.3 24.1 56.0 120.5 130.5 02-Nov-2007 81.6 74.1 104.6 23.4 55.3 120.6 131.3 05-Nov-2007 82.2 73.4 106.2 22.5 57.6 120.0 130.5 06-Nov-2007 83.4 73.4 110.8 22.9 57.4 121.4 131.9 07-Nov-2007 74.2 72.9 102.0 24.7 56.5 117.8 128.4 08-Nov-2007 73.9 70.9 99.8 28.1 57.8 117.8 125.9 09-Nov-2007 73.4 70.5 96.7 25.5 58.5 116.1 122.7 12-Nov-2007 71.4 70.0 96.4 23.7 59.6 114.9 120.7 13-Nov-2007 72.5 73.8 94.2 25.9 60.4 118.3 124.9 14-Nov-2007 68.9 72.4 92.0 25.1 59.3 117.4 123.5 15-Nov-2007 65.9 68.3 90.5 24.1 59.3 115.9 122.3 16-Nov-2007 67.1 77.2 95.1 25.6 60.0 116.5 123.2 19-Nov-2007 64.2 78.9 92.7 24.5 60.2 114.5 121.1 20-Nov-2007 60.6 77.0 94.3 24.4 60.4 115.0 121.3 21-Nov-2007 59.2 77.7 92.0 23.8 57.8 113.1 119.7 22-Nov-2007 59.2 77.7 92.0 23.8 57.8 113.1 119.7 23-Nov-2007 58.6 78.0 93.5 24.0 60.4 115.1 121.3 26-Nov-2007 56.0 74.6 90.9 23.7 58.7 112.4 118.7 27-Nov-2007 56.5 78.7 93.8 25.5 58.1 114.1 120.5 28-Nov-2007 56.6 81.8 97.9 25.8 60.0 117.3 124.4 29-Nov-2007 58.1 81.6 99.8 25.0 58.7 117.4 124.6 30-Nov-2007 60.5 81.4 95.0 23.8 58.7 118.3 124.3 03-Dec-2007 61.1 8l.8 94.2 24.0 58.0 117.6 123.2 04-Dec-2007 59.0 76.0 100.8 22.7 56.5 116.8 122.4 05-Dec-2007 58.9 81.6 107.1 23.4 57.9 118.8 124.5 06-Dec-2007 60.8 84.5 112.2 24.0 60.5 120.4 126.5 07-Dec-2007 60.7 86.4 112.3 23.3 58.3 120.2 126.4 10-Dec-2007 61.8 84.3 117.3 22.9 60.0 121.1 127.0 11-Dec-2007 62.1 83.5 114.2 23.6 58.2 118.0 123.9 12-Dec-2007 60.6 79.4 114.5 23.7 59.3 118.7 124.7 13-Dec-2007 60.9 79.9 112.6 23.5 59.2 118.9 124.6 14-Dec-2007 59.3 75.8 107.9 23.2 59.8 117.2 123.1 17-Dec-2007 58.4 72.6 103.4 22.7 62.1 115.5 120.2 18-Dec-2007 58.7 77.0 108.0 22.6 64.7 116.2 121.2 19-Dec-2007 59.2 74.3 111.4 21.5 61.9 116.0 121.5 20-Dec-2007 59.9 74.3 113.5 20.9 62.3 116.6 123.3 21-Dec-2007 62.5 74.8 118.6 23.3 65.6 118.5 125.7 24-Dec-2007 63.5 72.9 121.9 23.6 66.8 119.5 126.7 25-Dec-2007 63.5 72.9 121.9 23.6 66.8 119.5 126.7 26-Dec-2007 64.7 74.1 121.2 25.3 66.5 119.6 127.2 27-Dec-2007 61.0 73.8 117.6 23.4 62.6 117.9 125.0 28-Dec-2007 60.2 74.1 117.0 22.6 59.5 118.1 124.9 31-Dec-2007 58.6 73.6 114.3 26.0 61.2 117.3 123.9 01-Jan-2008 58.6 73.6 114.3 26.0 61.2 117.3 123.9 02-Jan-2008 57.8 74.3 110.3 25.0 56.6 115.6 121.9 Highly Confidential KPN00183901

03-Jan-2008 57.7 75.5 110.1 23.2 56.3 115.6 121.6 04-Jan-2008 56.3 72.9 107.3 22.3 49.7 112.7 117.0 07-Jan-2008 54.9 71.9 107.8 21.6 51.6 113.1 116.7 03-Jan-2008 50.9 71.4 101.6 20.5 49.5 111.0 114.0 09-Jan-2008 51.9 70.9 102.9 22.1 53.1 112.5 115.6 10-Jan-2008 56.8 72.6 107.9 24.0 52.2 113.4 116.2 11-Jan-2008 55.0 70.5 107.1 22.3 49.4 111.9 114.0 14-Jan-2008 57.8 71.9 112.5 22.6 50.6 113.1 115.7 15-Jan-2008 59.1 70.9 115.1 22.1 50.2 110.3 112.9 16-Jan-2008 60.5 72.9 122.0 22.4 51.3 109.7 111.8 17-Jan-2008 59.1 74.1 118.7 22.1 50.5 106.5 109.6 13-Jan-2008 60.8 68.8 113.8 23.2 49.6 105.8 109.3 21-Jan-2008 60.8 68.8 113.8 23.2 49.6 105.8 109.3 22-Jan-2008 59.0 68.0 116.0 22.7 43.6 104.7 107.1 23-Jan-2008 62.2 71.7 117.8 22.5 52.7 106.9 108.2 24-Jan-2008 61.7 71.7 112.5 22.5 49.9 108.0 110.3 25-Jan-2008 59.7 72.6 109.3 22.5 50.3 106.3 108.6 28-Jan-2008 60.6 78.5 111.3 22.6 50.5 103.1 109.7 29-Jan-2008 63.2 81.6 112.0 22.5 51.0 108.8 110.1 30-Jan-2008 61.9 78.5 110.1 22.1 50.1 108.3 109.7 31-Jan-2008 64.0 83.3 111.6 22.5 50.3 110.1 111.6 01-Feb-2008 65.1 82.3 111.7 22.6 50.7 111.4 112.7 04-Feb-2008 63.2 82.6 113.3 23.2 49.6 110.3 111.3 05-Feb-2008 55.3 78.9 107.1 22.0 49.8 106.7 107.9 06-Feb-2008 51.2 76.0 104.3 22.0 46.1 105.9 106.4 07-Feb-2008 53.3 72.6 101.0 23.4 50.2 106.8 107.1 08-Feb-2008 51.0 72.6 103.7 22.5 46.4 106.3 107.6 11-Feb-2008 51.0 69.0 104.9 22.1 47.1 106.9 108.4 12-Feb-2008 53.6 67.1 108.0 22.9 47.6 107.7 108.4 13-Feb-2008 54.3 70.5 114.6 24.2 49.3 109.2 110.9 14-Feb-2008 51.5 64.2 113.8 23.2 47.1 107.7 108.9 15-Feb-2008 51.1 60.0 114.5 23.4 46.7 107.8 108.4 18-Feb-2008 51.1 60.0 114.5 23.4 46.7 107.6 108.4 19-Feb-2008 50.4 58.8 113.3 22.9 49.3 107.7 107.7 20-Feb-2008 49.5 54.5 111.0 23.1 48.5 108.6 108.7 21-Feb-2008 47.1 51.8 103.4 23.5 47.9 107.2 107.4 22-Feb-2008 47.2 55.7 97.9 23.3 47.7 108.1 107.6 25-Feb-2008 48.2 54.0 101.3 23.2 47.6 109.5 103.7 26-Feb-2008 51.5 54.7 100.0 23.4 46.8 110.3 109.5 27-Feb-2008 51.3 57.6 103.4 22.8 46.6 110.2 109.9 28-Feb-2008 50.4 57.6 101.8 22.0 45.5 109.2 108.9 29-Feb-2008 46.4 54.0 100.1 20.9 42.4 106.3 106.1 03-Mar-2008 43.0 54.7 101.4 20.7 41.1 106.3 105.5 04-Mar-2008 43.3 54.0 99.4 22.1 40.9 106.0 105.6 05-Mar-2008 42.6 55.0 98.2 22.0 41.6 106.5 106.1 06-Mar-2008 41.3 53.8 98.5 21.0 40.6 104.2 103.7 07-Mar-2008 41.6 52.8 97.6 21.6 40.6 103.3 103.3 10-Mar-2008 40.5 45.3 96.0 21.1 39.9 101.7 101.3 11-Mar-2008 43.2 48.4 103.7 21.7 41.3 105.5 105.4 12-Mar-2008 45.7 47.2 100.9 20.8 26.8 104.5 104.8 13-Mar-2008 45.7 43.6 90.9 21.5 27.3 105.1 105.7 14-Mar-2008 44.6 43.6 87.6 20.7 26.1 102.9 103.3 17-Mar-2008 44.5 44.6 83.3 19.4 27.1 101.9 101.7 18-Mar-2008 47.2 47.5 82.5 19.9 28.1 106.3 105.9 19-Mar-2008 44.9 44.8 79.1 19.1 26.8 103.7 103.2 20-Mar-2008 45.7 45.0 81.4 20.6 28.2 106.2 105.5 21-Mar-2008 45.7 45.0 81.4 20.6 28.2 106.2 105.5 24-Mar-2008 48.3 50.8 81.8 20.9 28.6 107.8 108.7 25-Mar-2008 48.3 53.3 82.1 21.5 29.0 108.0 109.3 26-Mar-2008 47.7 51.3 30.7 21.2 28.7 107.1 108.6 27-Mar-2008 46.9 50.4 79.3 21.9 28.5 105.9 106.5 23-Mar-2008 45.7 51.6 78.7 21.1 27.9 105.0 105.5 31-Mar-2008 46.9 51.3 78.6 20.9 28.0 105.6 106.4 01-Apr-2008 48.3 51.1 79.1 22.1 30.1 109.4 110.3 02-Apr-2008 48.0 49.9 79.5 21.6 30.1 109.2 110.3 03-Apr-2008 48.7 52.1 81.7 22.0 30.5 109.4 110.4 04-Apr-2008 48.0 51.1 83.5 21.9 29.8 109.4 110.7 Highly Confidential KPN00183902

09–Jul–2008 35.8 64.2 83.1 16.6 12.5 99.4 104.4 10–Jul–2008 35.4 63.4 83.1 17.9 12.7 100.1 105.4 11–Jul–2008 35.3 60.0 83.7 18.1 13.0 99.0 104.6 14–Jul–2008 35.0 69.0 85.1 16.8 12.8 98.1 103.3 15–Jul–2008 35.4 67.1 89.8 17.1 12.9 97.0 103.5 16–Ju1–2008 37.9 69.0 90.7 17.7 13.0 99.5 106.7 17–Jul–2008 40.1 71.4 87.4 17.6 13.1 100.6 108.0 18–Jul–2008 40.0 70.7 84.5 17.6 13.0 100.7 106.6 21–Jul–2008 41.0 70.0 84.4 17.7 13.0 100.6 106.5 22–Jul–2008 40.0 75.8 82.7 18.0 13.0 102.0 107.6 23–Jul–2008 41.6 86.2 88.2 18.1 13.0 102.4 108.6 24–Jul–2008 43.1 80.9 85.7 18.0 13.0 100.0 106.5 25–Jul–2008 44.6 75.5 85.8 16.9 13.2 100.4 107.9 28–Jul–2008 44.6 78.9 88.8 16.5 13.1 98.6 105.7 29–Jul–2008 45.1 85.5 87.1 16.0 13.0 100.9 108.3 30–Jul–2008 45.5 85.7 86.4 16.4 13.0 102.6 108.8 31–Jul–2008 45.4 82.3 85.6 15.9 12.8 101.2 108.6 01–Aug–2008 45.8 78.2 84.1 15.7 12.8 100.6 107.9 04–Aug–2008 44.0 75.3 85.1 15.7 12.9 99.7 106.7 05–Aug–2008 44.9 78.9 90.9 15.1 13.0 102.6 109.7 06–Aug–2008 45.1 81.1 94.8 15.0 13.3 103.0 111.1 07–Aug–2008 44.1 79.2 95.1 14.9 13.2 101.1 110.0 08–Aug–2008 45.6 76.3 96.0 16.2 13.3 103.5 112.7 11–Aug–2009 48.8 79.2 98.7 15.3 13.3 104.2 114.0 12–Aug–2008 49.4 82.1 99.0 15.1 13.3 103.0 113.5 13–Aug–2008 47.2 77.0 95.4 15.1 13.0 102.7 113.4 14–Aug–2008 48.7 80.4 95.9 15.1 13.3 103.3 114.6 15–Aug–2008 48.5 79.9 94.1 15.0 13.1 103.7 114.5 18–Aug–2008 48.5 79.7 92.4 15.0 13.2 102.1 112.9 19–Aug–2008 47.1 77.2 90.7 14.0 13.1 101.2 111.4 20–Aug–2008 44.9 76.5 91.8 13.7 12.8 101.8 111.6 21–Aug–2008 42.9 75.8 91.2 14.1 12.2 102.0 111.2 22–Aug–2008 43.0 75.1 93.4 13.9 12.1 103.2 112.8 25–Aug–2008 41.7 71.9 91.1 14.0 11.9 101.2 110.5 26–Aug–2008 40.7 76.3 91.3 14.2 11.8 101.5 110.3 27–Aug–2008 40.9 79.7 93.1 15.3 11.5 102.4 111.3 28–Aug–2008 41.8 84.5 95.4 15.3 11.4 103.9 112.6 29–Aug–2008 41.8 83.1 94.7 16.7 11.2 102.4 110.6 01–Sep–2008 41.8 83.1 94.7 16.7 11.2 102.4 110.6 02–Sep–2008 42.2 82.6 95.0 14.7 10.9 102.0 109.7 03–Sep–2008 42.3 82.6 95.5 14.6 10.5 101.8 109.0 04–Sep–2008 41.5 75.1 92.1 14.6 10.0 98.8 105.5 05–Sep–2008 42.2 77.7 88.5 14.4 9.7 99.2 105.4 08–Sep–2008 41.9 80.6 91.2 13.7 9.2 101.2 106.0 09–Sep–2008 41.7 72.6 87.4 13.9 9.3 97.8 103.2 10–Sep–2008 41.8 73.1 89.9 13.4 7.7 98.4 104.1 11–Sep–2008 41.1 77.0 86.2 14.1 7.9 99.7 105.5 12–Sep–2008 41.0 83.3 86.8 14.1 7.1 100.0 105.6 15–Sep–2008 38.4 73.6 83.7 13.1 7.0 95.2 101.8 16–Sep–2008 40.0 74.6 81.9 12.5 6.4 96.9 103.1 17–Sep–2008 37.0 65.1 75.8 11.3 5.7 92.3 98.0 18–Sep–2008 39.2 73.6 81.0 16.5 5.5 96.4 102.7 19–Sep–2008 42.7 79.9 85.5 14.8 5.7 100.2 106.2 22–Sep–2008 42.1 73.6 82.8 12.9 5.7 96.4 101.8 23–Sep–2008 41.5 72.6 80.8 11.9 5.4 94.9 100.6 24–Sep–2008 40.6 73.4 81.3 12.2 5.1 94.7 100.7 25–Sep–2008 41.0 70.9 80.6 12.2 5.6 96.6 102.1 26–Sep–2008 41.0 71.2 82.6 12.2 5.4 96.9 102.0 29–Sep–2008 39.4 59.8 79.3 11.3 5.4 88.4 92.6 30–Sep–2008 39.9 65.4 78.6 11.4 5.4 93.1 97.7 01–Oct–2008 38.6 63.7 75.9 10.7 5.1 92.7 96.6 02–Oct–2008 36.8 56.4 71.5 11.3 4.7 89.0 92.3 03–Oct–2008 34.9 54.7 67.8 10.7 5.0 87.8 90.9 06–Oct–2008 30.7 48.7 64.5 10.7 4.9 84.4 87.0 07–Oct–2008 27.7 43.6 60.8 9.6 5.0 79.6 82.0 08–Oct–2008 24.2 43.3 57.4 7.8 4.6 78.7 81.3 09–Oct–2008 22.6 35.6 53.2 7.3 4.6 72.7 76.0 Highly Confidential KPN00183903

10–Oct–2008 23.7 35.4 53.5 6.9 4.1 71.8 77.0 13–Oct–2008 27.5 39.5 59.1 8.5 5.1 80.1 86.1 14–Oct–2008 25.9 37.8 56.1 9.6 4.9 79.7 83.1 15–Oct–2008 21.7 34.1 50.8 9.7 4.9 72.5 76.0 16–Oct–2008 23.2 32.4 49.7 10.1 4.6 75.6 80.2 17–Oct–2008 22.6 33.2 46.9 9.3 5.0 75.1 79.9 20–Oct–2008 23.5 32.4 51.1 8.8 5.0 78.7 82.7 21–Oct–2008 23.3 31.0 48.7 10.2 4.5 76.3 79.2 22–Oct–2008 21.1 29.8 42.1 8.5 4.6 71.6 75.5 23–Oct–2008 22.5 18.0 40.2 8.8 5.4 72.5 74.9 24–Oct–2008 21.1 18.2 35.1 8.7 5.2 70.0 72.5 27–Oct–2008 17.8 20.8 33.3 8.5 5.5 67.8 70.3 28–Oct–2008 18.4 23.7 32.1 8.0 5.9 75.1 77.0 29–Oct–2008 16.1 26.4 32.4 9.8 6.3 74.3 77.4 30–Oct–2008 18.7 26.6 32.1 8.8 6.5 76.2 79.3 31–Oct–2008 25.3 25.4 34.5 9.9 7.4 77.4 80.4 03–Nov–2008 24.9 27.6 34.5 9.9 7.2 77.2 80.6 04–Nov–2008 25.0 32.0 33.5 10.2 7.2 80.3 83.1 05–Nov–2008 24.7 25.9 32.2 9.6 7.1 76.1 78.5 06–Nov–2008 23.1 23.0 37.7 10.4 6.8 72.3 75.1 07–Nov–2008 24.3 22.8 44.1 10.5 6.2 74.3 76.9 10–Nov–2008 24.8 21.8 46.4 9.7 5.4 73.4 75.5 11–Nov–2008 24.9 21.3 44.6 9.8 5.0 71.8 73.8 12–Nov–2008 23.0 18.9 43.3 10.5 5.4 68.1 70.0 13–Nov–2008 26.1 22.0 48.6 9.9 5.4 72.8 74.6 14–Nov–2008 24.6 21.1 45.5 10.1 5.1 69.7 70.8 17–Nov–2008 23.8 21.8 42.5 9.8 4.9 67.9 69.2 18–Nov–2008 23.9 21.8 37.7 10.3 5.1 68.6 69.3 19–Nov–2008 17.4 18.2 33.7 9.8 4.3 64.4 64.7 20–Nov–2008 13.7 19.1 28.3 9.9 4.1 60.1 61.5 21–Nov–2008 13.8 19.1 30.8 10.3 3.6 63.9 64.7 24–Nov–2008 15.1 20.8 34.1 10.4 3.5 68.0 68.7 25–Nov–2008 16.1 20.6 39.7 11.6 3.0 68.5 68.4 26–Nov–2008 15.8 21.8 40.9 12.4 3.3 70.9 71.6 27–Nov–2008 15.8 21.8 40.9 12.4 3.3 70.9 71.6 28–Nov–2008 15.9 22.8 39.8 11.9 3.1 71.6 71.7 01–Dec–2008 14.4 20.3 33.5 12.5 3.0 65.2 65.3 02–Dec–2008 16.1 19.4 35.9 14.2 3.4 67.8 67.7 03–Dec–2008 17.1 20.1 36.5 14.7 3.2 69.5 69.7 04–Dec–2008 16.6 19.1 34.5 13.7 3.3 67.5 67.5 05–Dec–2008 17.0 19.4 36.1 12.7 4.3 70.0 70.5 08–Dec–2008 17.3 19.5 37.1 14.8 6.2 72.6 73.4 09–Dec–2008 16.6 18.2 37.3 12.9 5.1 71.0 72.3 10–Dec–2008 16.0 18.6 38.0 13.7 4.6 71.8 73.1 11–Dec–2008 14.3 18.6 35.3 11.8 3.1 69.8 70.4 12–Dec–2008 16.5 18.2 37.2 12.2 3.8 70.3 72.0 15–Dec–2008 14.5 18.2 33.9 11.3 3.5 69.4 70.4 16–Dec–2008 14.9 17.7 36.9 11.3 3.4 72.9 74.3 17–Dec–2008 15.4 17.4 37.4 11.6 3.4 72.2 73.8 18–Dec–2008 15.8 17.2 39.3 11.3 3.1 70.7 72.5 19–Dec–2008 17.8 15.5 40.2 7.0 1.7 70.9 73.1 22–Dec–2008 16.6 16.9 39.2 8.8 3.3 69.6 71.6 23–Dec–2008 16.6 16.2 36.2 7.9 2.8 68.9 71.1 24–Dec–2008 16.7 16.2 37.9 8.0 2.7 69.3 71.2 25–Dec–2008 16.7 16.2 37.9 8.0 2.7 69.3 71.2 26–Dec–2008 17.0 16.5 38.7 7.9 2.7 69.7 71.5 29–Dec–2008 15.7 15.7 39.5 7.8 2.6 69.4 70.5 30–Dec–2008 15.9 15.3 38.9 7.5 2.8 71.1 72.4 31–Dec–2008 16.1 16.9 41.2 7.5 2.9 72.1 73.7 01–Jan–2009 16.1 16.9 41.2 7.5 2.9 72.1 73.7 02–Jan–2009 17.8 17.3 41.2 7.5 2.8 74.4 76.2 05–Jan–2009 17.0 20.1 42.1 7.3 3.2 74.1 76.0 06–Jan–2009 18.7 22.3 43.0 7.3 3.3 74.6 77.2 07–Jan–2009 18.1 23.2 40.7 7.1 2.7 72.4 74.7 08–Jan–2009 18.2 32.0 42.2 7.1 2.8 72.7 75.5 09–Jan–2009 17.9 36.1 39.5 7.0 2.8 71.1 73.4 12–Jan–2009 17.6 29.3 37.4 6.7 2.7 69.5 71.9 Highly Confidential KPN00183904

13-Jan-2009 17.8 29.8 39.3 7.1 2.6 69.6 72.2 14-Jan-2009 17.6 26.2 36.6 6.9 2.7 67.3 69.6 15-Jan-2009 17.8 27.6 36.5 6.9 2.6 67.4 70.6 16-Jan-2009 17.6 28.6 37.6 6.8 2.5 67.9 71.4 19-Jan-2009 17.6 28.6 37.6 6.8 2.5 67.9 71.4 20-Jan-2009 14.9 26.2 36.7 6.3 2.2 64.3 67.3 21-Jan-2009 16.8 26.2 36.2 6.9 2.3 67.1 70.4 22-Jan-2009 14.7 25.2 34.1 6.2 2.0 66.1 68.4 23-Jan-2009 13.8 25.4 33.6 6.0 2.0 66.4 69.0 26-Jan-2009 13.4 27.6 34.9 6.2 2.2 66.8 69.6 27-Jan-2009 11.4 27.1 35.1 6.3 2.2 67.5 70.3 28-Jan-2009 11.5 28.1 37.4 6.7 2.2 69.8 72.8 29-Jan-2009 10.9 28.6 33.2 6.7 2.2 67.5 70.4 30-Jan-2009 10.5 24.2 31.8 6.3 2.5 66.0 69.0 02-Feb-2009 11.4 23.7 33.7 6.2 2.5 65.9 69.8 03-Feb-2009 11.2 24.2 32.1 6.8 2.6 67.0 70.8 04-Feb-2009 10.5 23.3 29.9 6.6 2.2 66.5 70.8 05-Feb-2009 10.5 22.3 31.2 6.4 2.3 67.5 72.2 06-Feb-2009 10.4 24.0 32.4 6.4 2.5 69.4 74.3 09-Feb-2009 9.5 23.5 30.4 6.2 2.7 69.5 74.3 10-Feb-2009 8.9 24.2 29.8 5.5 2.5 66.1 71.2 11-Feb-2009 9.4 20.6 30.2 4.4 2.7 66.6 71.5 12-Feb-2009 9.1 22.0 30.7 4.7 2.8 66.7 72.0 13-Feb-2009 9.1 21.8 33.2 4.6 2.8 66.0 71.7 16-Feb-2009 9.1 21.8 33.2 4.6 2.8 66.0 71.7 17-Feb-2009 8.9 22.0 35.3 4.4 2.8 63.0 68.7 18-Feb-2009 8.9 19.4 37.6 4.2 2.4 63.0 68.6 19-Feb-2009 8.8 17.9 36.7 3.8 2.2 62.2 67.4 20-Feb-2009 7.9 17.7 35.8 4.2 2.8 61.5 67.3 23-Feb-2009 7.5 16.5 35.5 4.4 2.5 59.4 64.8 24-Feb-2009 8.3 17.7 37.5 4.2 2.5 61.7 67.3 25-Feb-2009 7.5 17.2 36.4 4.4 2.2 61.1 66.6 26-Feb-2009 7.5 18.2 36.3 4.1 2.4 60.1 65.0 27-Feb-2009 7.2 19.4 37.9 4.0 2.2 58.7 64.3 02-Mar-2009 7.0 18.2 36.7 3.7 2.2 56.0 61.8 03-Mar-2009 6.2 17.2 33.2 4.1 2.4 55.6 61.7 04-Mar-2009 7.0 18.2 32.5 4.3 4.6 56.9 63.2 05-Mar-2009 6.9 17.7 28.6 4.3 3.0 54.5 60.7 06-Mar-2009 7.0 17.6 28.7 4.3 3.0 54.6 60.4 09-Mar-2009 6.9 16.5 26.3 4.3 2.4 54.0 59.2 10-Mar-2009 8.3 15.5 28.3 4.5 2.6 57.5 63.4 11-Mar-2009 7.2 14.6 26.9 4.4 2.6 57.6 64.1 12-Mar-2009 7.3 15.3 30.2 4.6 2.7 60.0 66.6 13-Mar-2009 7.5 15.0 29.6 4.4 2.6 60.4 66.9 16-Mar-2009 7.8 16.0 31.1 4.5 2.3 60.2 65.6 17-Mar-2009 8.3 16.0 33.4 4.6 3.3 62.1 68.3 18-Mar-2009 9.4 16.2 36.4 5.0 3.0 63.4 69.6 19-Mar-2009 8.9 17.4 35.9 4.5 2.9 62.6 69.3 20-Mar-2009 9.3 17.9 35.6 4.4 2.9 61.4 68.1 23-Mar-2009 9.9 17.9 37.5 4.9 2.9 65.7 72.7 24-Mar-2009 8.6 17.4 33.7 4.3 2.8 64.3 70.8 25-Mar-2009 9.0 16.9 36.2 4.5 2.8 65.0 71.4 26-Mar-2009 9.7 19.1 37.5 4.4 2.8 66.5 74.1 27-Mar-2009 8.3 23.0 35.7 4.4 2.8 65.2 72.2 30-Mar-2009 7.2 21.3 35.4 4.3 2.8 62.9 70.1 31-Mar-2009 7.7 22.3 36.3 4.5 2.8 63.7 71.4 01-Apr-2009 8.0 23.0 36.1 4.7 2.8 64.8 72.5 02-Apr-2009 9.5 25.2 37.8 4.7 2.9 66.6 74.8 03-Apr-2009 10.1 25.2 38.9 4.6 2.9 67.3 75.7 06-Apr-2009 9.3 25.2 39.2 4.9 2.8 66.7 75.0 07-Apr-2009 8.2 23.6 36.5 4.7 2.8 65.1 72.9 08-Apr-2009 8.6 23.7 37.5 4.3 3.1 65.9 74.3 09-Apr-2009 9.3 25.2 39.7 4.5 3.2 68.4 77.2 10-Apr-2009 9.3 25.2 39.7 4.5 3.2 68.4 77.2 13-Apr-2009 9.7 24.9 35.7 4.5 3.3 68.6 77.2 14-Apr-2009 8.8 24.9 35.1 4.3 3.1 67.2 75.9 15-Apr-2009 9.7 24.7 35.8 4.3 3.3 68.0 76.0 Highly Confidential KPN00183905

16-Apr-2009 10.3 24.9 35.8 4.3 3.9 69.1 78.0 17-Apr-2009 11.0 30.0 36.0 4.3 3.5 69.4 78.1 11-May-2009 9.6 26.6 34.8 4.3 3.3 66.5 75.1 21-Apr-2009 9.8 26.2 34.9 4.3 3.6 67.9 76.8 22-Apr-2009 10.4 24.7 34.9 4.3 3.3 67.4 76.9 23-Apr-2009 10.3 25.2 34.5 4.2 3.3 68.0 77.2 24-Apr-2009 10.6 26.4 35.7 4.3 3.5 69.2 79.1 27-Apr-2009 10.6 27.4 36.1 4.1 3.4 68.5 78.4 28-Apr-2009 10.6 23.5 36.0 4.2 3.3 68.3 78.2 29-Apr-2009 11.8 25.9 38.0 4.4 3.3 69.8 80.0 30-Apr-2009 12.0 27.1 37.6 4.3 3.3 69.7 80.2 01-May-2009 11.4 27.6 39.7 4.9 3.2 70.1 80.3 04-May-2009 12.8 26.6 43.8 4.6 3.5 72.5 82.4 05-May-2009 12.8 27.1 41.5 4.5 3.2 72.2 81.9 06-May-2009 12.7 28.6 43.0 5.4 3.7 73.4 82.2 07-May-2009 13.6 27.8 43.9 6.3 3.7 72.5 80.2 08-May-2009 14.3 28.6 45.5 6.2 4.0 74.2 81.2 11-May-2009 13.5 27.8 44.3 5.4 4.4 72.5 80.9 (86.5) (72.2) (55.7) (94.6) (95.6) (27.4) (19.1) Highly Confidential KPN00183906